Exhibit 99.1
Origen Financial Announces Filing Of $200 Million Shelf Registration
SOUTHFIELD, MI -August 29, 2005 — Origen Financial, Inc. (NASDAQ: ORGN), a real estate investment trust that originates and services manufactured housing loans, today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC) for the proposed offering, from time to time after the effectiveness of the registration statement, of up to $200 million of its common stock, preferred stock and debt securities. The company intends to use the proceeds from any offerings to originate loans, for general corporate purposes and to meet working capital needs.
A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of any such state. A copy of the preliminary prospectus for the offering may be obtained by contacting W. Anderson Geater, Jr., Origen’s Chief Financial Officer at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034, or by telephone at 248-746-7000.
About Origen Financial, Inc.
Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Based in Southfield, Michigan, with significant operations in Ft. Worth, Texas, Origen is a national consumer manufactured housing lender and servicer. It offers a complete line of home only products and land home conforming and non-conforming products. Origen also provides servicing for manufactured home only and land home loans.
For more information about Origen, please visit www.origenfinancial.com.
Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in Origen’s expectations or future events.
At Origen:
W. Anderson Geater
Chief Financial Officer
866.4 ORIGEN
At Financial Relations Board:
Leslie Loyet
312.640.6672
lloyet@financialrelationsboard.com